Amendment
dated August 18, 2014,
to the
Distribution Plan - H-Class Shares
of
Rydex Series Funds,
dated February 25, 2000,
as Amended

EXHIBIT A

Rydex Series Funds
Distribution Fees - H-Class Shares

Rydex Series Funds
Mid-Cap 1.5x Strategy Fund
Russell 2000® 1.5x Strategy Fund
Europe 1.25x Strategy Fund
Long Short Equity Fund
Multi-Hedge Strategies Fund
S&P 500® Pure Value Fund
S&P 500® Pure Growth Fund
S&P MidCap 400® Pure Value Fund
S&P MidCap 400® Pure Growth Fund
Inverse Mid-Cap Strategy Fund
S&P SmallCap 600® Pure Value Fund
S&P SmallCap 600® Pure Growth Fund
Inverse Russell 2000® Strategy Fund
Strengthening Dollar 2x Strategy Fund
Weakening Dollar 2x Strategy Fund
Real Estate Fund
Commodities Strategy Fund
S&P 500® Fund
Russell 2000® Fund
Managed Futures Strategy Fund
High Yield Strategy Fund
Inverse High Yield Strategy Fund
Japan 2x Strategy Fund
Event Driven and Distressed Strategies Fund
International 2x Strategy Fund
Inverse International 2x Strategy Fund
Emerging Markets 2x Strategy Fund
Inverse Emerging Markets 2x Strategy Fund
Emerging Markets Bond Strategy Fund
NASDAQ-100® Fund
Nova Fund
Inverse S&P 500® Strategy Fund
Inverse NASDAQ-100® Strategy Fund
Government Long Bond 1.2x Strategy Fund
Inverse Government Long Bond Strategy Fund
Monthly Rebalance NASDAQ-100® 2x Strategy Fund

Distribution Fees

Distribution Services…………………………….twenty-five basis points (.25%)

Calculation of Fees
Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.